FOR IMMEDIATE RELEASE

News Media, contact:	Kirk Saville, (336) 519-6192

Analysts and Investors, contact:	T.C. Robillard, (336) 519-2115

HanesBrands Reports Solid Fourth-Quarter Results
Launches “Full Potential” Plan

•Net sales of $1.8 billion, driven by strong performance across biggest business segments
•Continued momentum in global Champion and U.S. Innerwear
•Full Potential plan to drive long-term growth and higher profitability
•Company exploring strategic alternatives for European Innerwear business
•GAAP loss per share of $0.95, includes $1.33 of charges primarily related to personal protective garment business and 20% SKU reduction effort across company
•Adjusted EPS of $0.38 per share
•Declares regular quarterly dividend
•Virtual Investor Day planned for May

WINSTON-SALEM, N.C. (February 9, 2021) – HanesBrands Inc. (NYSE: HBI), a leading global marketer of branded everyday basic apparel, today announced fourth-quarter results, reflecting continued momentum across the business with solid sales, adjusted operating profit and cash flow.

Net sales for the fourth quarter ended January 2, 2021, were $1.8 billion, compared with $1.75 billion for the comparable period ended December 28, 2019. The company recorded $28 million in revenue from personal protective garments (PPE) globally in the fourth quarter. Excluding net sales of $88 million from the exited C9 Champion mass program and DKNY intimate apparel license recorded in the prior year period, and the effect of changes in foreign exchange rates, total constant-currency fourth-quarter net sales increased 6%.

For the full year, net sales were $6.7 billion, including net sales of $959 million of PPE, compared to
$6.97 billion in the prior year, which included net sales of $419 million from the C9 Champion mass program and DKNY intimate apparel license. Excluding the exited programs and the effect of changes in foreign exchange rates, total constant-currency net sales for full-year 2020 increased 2% over the prior year.

“I’m extremely proud of the HanesBrands team for all it accomplished in 2020 under very challenging conditions, and I thank our global associates for their hard work and dedication,” said HanesBrands Chief Executive Officer Steve Bratspies. “We delivered solid sales growth in the fourth quarter, with continued revenue momentum in our largest businesses and strong market share performance in our Innerwear and Activewear segments.”

During the fourth quarter, the company completed a comprehensive business assessment and began implementing its Full Potential plan. The Full Potential plan focuses the company on four pillars to drive growth and enhance long-term profitability:
•grow the Champion brand globally
•drive growth in Innerwear with brands and products that appeal to younger consumers
•build e-commerce excellence across channels
•streamline global portfolio

The company has identified 20 strategic initiatives under these four key pillars to unlock growth and has launched a multi-year cost savings program intended to substantially self-fund the investments necessary to achieve the Full Potential plan’s objectives. The company expects to provide a comprehensive overview of the Full Potential plan at its virtual Investor Day in May.

“We are implementing our Full Potential plan with the goal of creating a consumer-centric company that delivers long-term growth and higher profitability,” Bratspies said. “I’m encouraged by our rapid progress as we work to simplify our business and transform our organization to move faster, lower costs and focus on our highest-return growth opportunities.”

As part of the implementation of its Full Potential plan, the company determined that it no longer views PPE as a long-term growth opportunity. In addition, as the result of a comprehensive strategic inventory review, the company is reducing its SKUs by 20% to enable greater focus on its highest-volume, fastest- growing, and most profitable products.

As a result of these decisions, during the fourth quarter the company recorded $611 million (96% non- cash) in inventory charges consisting of a $400 million write-off of its entire PPE inventory-related balance and an inventory valuation write-down of approximately $211 million related to the company’s SKU reduction program.

In addition, the company announced plans to explore strategic alternatives for its European Innerwear business in order to further simplify its operations and focus resources on its strategic growth opportunities.

Fourth-quarter GAAP operating loss totaled $444 million, including the $611 million inventory charges referenced above, as well as a $25 million non-cash impairment charge on its U.S. hosiery business due to impacts of COVID-19, a $17 million non-cash tax asset write-off and an $8 million charge primarily related to a previously disclosed supply chain restructuring. Excluding these charges, fourth-quarter adjusted operating profit of $217 million decreased 10% as compared with the comparable period.

The GAAP and adjusted effective tax rate for the fourth quarter was 32.8% and 19.0%, respectively, with a GAAP and adjusted effective tax rate of 5.1% and 12.9% in the fourth quarter of 2019.

Fourth-quarter GAAP net loss totaled $332 million, or $0.95 per share, compared to net income of $185 million, or $0.51 per diluted share in the prior year period. Adjusted net income excluding after-tax charges of $467 million, or $1.33 per diluted share, totaled $135 million, or $0.38 per diluted share.

(See the Note on Reconciliation of Select GAAP Measures to Non-GAAP Measures later in this news release for additional discussion and details of actions, which include pandemic-related charges.)

Callouts for Fourth-Quarter Results and Ongoing Operations

Momentum across the business: Revenue growth continued across all three business segments as year-over-year trends improved sequentially, excluding PPE. The company gained share in U.S. Innerwear, and global Champion sales were up 11% in constant currency. Excluding the sports and college licensing business, which has been heavily impacted by campus shutdowns and limits on sports attendance due to the COVID-19 pandemic, global Champion sales increased 18% in constant currency.

Sustainability Leadership: HanesBrands was recognized by CDP for its leadership in addressing climate change for the third consecutive year. CDP included the company on its 2020 A List in recognition of HBI’s actions to cut emissions, mitigate climate risks and support the low-carbon economy. This year’s A score follows superior A- rankings in 2019 and 2018, placing HanesBrands among the top sustainable companies within its industry and worldwide.

COVID-related uncertainty: The company continues to operate in a highly uncertain environment due to ongoing concerns about the COVID-19 pandemic and related operating restrictions imposed by governments around the world.

Fourth-Quarter 2020 Business Segment Summaries (Comparisons to Fourth-Quarter 2019, Unless Otherwise Noted)

Innerwear Segment. U.S. Innerwear sales, excluding PPE, increased 13%, driven by strong point-of-sale trends, space gains in kids’ underwear, continued inventory re-stocking by retailers and the contribution from a 53rd week. The company grew its market share in U.S. basics and intimates.

When the year-ago quarter is rebased to reflect the exit of the C9 Champion mass program and the DKNY intimate apparel license, fourth-quarter 2020 sales grew 20% overall and excluding PPE, sales were up 16%.

Activewear Segment. U.S. Activewear marked its third consecutive quarter of sequential improvement, led by strong performance of the global Champion brand. Revenue increased 7% on a rebased basis, driven by growth in the online, wholesale and distributor channels.

International Segment. The company saw continued improvement in revenue trends in its international segment. International revenue increased 2%. Excluding $6 million in PPE sales, core international revenue increased 1%. Australia continued its strong performance with constant currency sales up 8% in the quarter, driven by growth in Bonds and Bras N Things. The company also saw growth in Canada and Latin America, while COVID-related disruptions continued to create challenges in Asia and Europe. On a constant currency basis, International sales declined approximately 3%.

Regular Quarterly Cash Dividend Declared

The company’s Board of Directors declared a regular quarterly cash dividend of $0.15 per share to be paid on March 9, 2021, to stockholders of record at the close of business on February 19, 2021.

The declared cash dividend represents the 32nd consecutive quarterly return of cash to stockholders. The company has returned more than $1.3 billion in quarterly cash dividends to stockholders since initiating its program in April 2013.

First-Quarter 2021 Financial Guidance

The company is providing financial guidance for the first quarter of 2021 and plans to provide a full-year 2021 outlook as well as three-year financial targets as part of its detailed review of the Full Potential plan at its upcoming Investor Day in May.

First-quarter guidance reflects continued uncertainty related to the COVID-19 pandemic and its impact on the global consumer environment.

The company expects first-quarter 2021 net sales to total approximately $1.485 billion to $1.515 billion. The midpoint of guidance represents net sales growth of 14% over first-quarter 2020 and includes a projected benefit of $50 million from changes in foreign currency exchange rates and implies growth of 10% in constant currency.

The company expects first-quarter GAAP operating profit to range from $140 million to $150 million. Adjusted operating profit is expected to range from $150 million to $160 million.

The midpoint of adjusted operating profit suggests an operating margin of 10.3%, compared with adjusted operating margin of 4.8% in the first quarter of 2020. The expected year-over-year margin expansion is due to higher sales, positive manufacturing variances and the anniversary of last year’s COVID-driven volume de-leverage.

The company expects the first-quarter 2021 tax rate to be approximately 6% on a GAAP basis and approximately 16% on an adjusted basis.

GAAP and adjusted earnings per share are expected to range from $0.24 to $0.27.

HanesBrands has updated its quarterly frequently-asked-questions document, which is available at www.Hanes.com/faq.

Note on Adjusted Measures, Rebased Measures and Reconciliation to GAAP Measures

To supplement financial results prepared in accordance with generally accepted accounting principles, the company provides quarterly and full-year results concerning certain non‐GAAP financial measures, including adjusted EPS, adjusted net income, adjusted income tax expense, adjusted income before income tax expense, adjusted operating profit (and margin), adjusted SG&A, adjusted gross profit (and margin), adjusted net sales, EBITDA and adjusted EBITDA.

Adjusted EPS is defined as diluted EPS excluding actions and the tax effect on actions. Adjusted net income is defined as net income excluding actions and the tax effect on actions. Adjusted income tax expense is defined as income tax expense excluding actions. Adjusted income before income tax is defined as income before income tax excluding actions. Adjusted operating profit is defined as operating profit excluding actions.

Adjusted SG&A is defined as selling, general and administrative expenses excluding actions. Adjusted gross profit is defined as gross profit excluding actions. Adjusted net sales are defined as net sales excluding actions.

Charges for actions taken in 2019 primarily represented supply chain network changes, program exit costs, and overhead reduction as well as completion of outstanding acquisition integration. Charges taken in 2020 include supply chain restructuring actions, program exit costs, COVID-19 related charges, Full Potential plan charges and the write-off of a discrete tax asset related to our Bras N Things acquisition. COVID-19 related charges include intangible asset and goodwill impairment charges, bad debt expense and supply chain re-startup costs. Full Potential plan charges include inventory write-down charges related to our SKU reduction initiative and discontinuation of our PPE business. While these costs are not operational in nature and are not expected to continue for any singular transaction on an ongoing basis, similar types of costs, expenses and charges have occurred in prior periods and may recur in future periods depending upon future business plans and circumstances.

Hanesbrands has chosen to present these non‐GAAP measures to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating operations absent the effect of acquisition integration, the Full Potential plan and other actions, as well as the COVID-19 pandemic. Hanesbrands believes these non-GAAP measures provide management and investors with valuable supplemental information for analyzing the operating performance of the company’s ongoing business during each period presented without giving effect to costs associated with the execution and integration of any of the aforementioned actions taken.

The company has also chosen to present EBITDA and adjusted EBITDA to investors because it considers these measures to be an important supplemental means of evaluating operating performance. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding actions and stock compensation expense. Hanesbrands believes that EBITDA and adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry, and management uses EBITDA and adjusted EBITDA for planning purposes in connection with setting its capital allocation strategy. EBITDA and adjusted EBITDA should not, however, be considered as measures of discretionary cash available to invest in the growth of the business.

In addition, with respect to 2020 financial performance, Hanesbrands has chosen to present certain year- over-year comparisons with respect to the company’s rebased 2019 business, which excludes the exited C9 Champion program at mass retail and DKNY intimate apparel license. Hanes believes this information is useful to management and investors to facilitate a more meaningful comparison of the results of the company’s ongoing business between 2019 and 2020. The company has provided rebased 2019 quarterly income statements in Supplemental Table B dated February 7, 2020, which is available online at www.hanes.com/investors.

Hanesbrands is a global company that reports financial information in U.S. dollars in accordance with GAAP. As a supplement to the company’s reported operating results, Hanes also presents constant-currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. The company uses constant-currency information to provide a framework to assess how the business performed excluding the effects of changes in the rates used to calculate foreign currency translation.

To calculate foreign currency translation on a constant currency basis, operating results for the current-year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

Hanes believes constant-currency information is useful to management and investors to facilitate comparison of operating results and better identify trends in the company’s businesses.

Non‐GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as an alternative to, or substitute for, financial results prepared in accordance with GAAP. Further, the non-GAAP measures presented may be different from non-GAAP measures with similar or identical names presented by other companies.

Reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures are presented in the supplemental financial information included with this news release.

Webcast Conference Call

HanesBrands will host an internet audio webcast of its fourth-quarter 2020 investor conference call at 8:30 a.m. EST Tuesday, Feb. 9, 2021. The webcast of the conference call, which will consist of prepared comments followed by a question-and-answer session, may be accessed via the investors section of the Hanes corporate website, www.Hanes.com/Investors. The call is expected to conclude by 9:30 a.m. EST.

Replays of the conference call will be available via the internet and telephone. The archived online replay will be available after the call in the investors section of the Hanes corporate website. The telephone playback will be available from noon EST Feb. 9, 2021, through midnight EST Feb. 16, 2021. The replay will be available by calling toll-free (855) 859-2056 or by toll call at (404) 537-3406. The replay ID is 6783727.

Cautionary Statement Concerning Forward-Looking Statements
This press release contains certain forward-looking statements, as defined under U.S. federal securities laws, with respect to our long-term goals and trends associated with our business, as well as guidance as to future performance. In particular, among others, statements regarding the potential impact of the COVID-19 outbreak on our business and financial performance; guidance and predictions regarding expected operating results, including related to our Full Potential plan; the exploration of strategic alternatives for our European Innerwear business; and statements made in the First-Quarter 2021 Financial Guidance section of this news release, are forward-looking statements. These forward-looking statements are based on our current intent, beliefs, plans and expectations. Readers are cautioned not to place any undue reliance on any forward-looking statements. Forward-looking statements necessarily involve risks and uncertainties, many of which are outside of our control, that could cause actual results to differ materially from such statements and from our historical results and experience. These risks and uncertainties include such things as: the potential effects of the COVID-19 outbreak, including on consumer spending, global supply chains and the financial markets; the highly competitive and evolving nature of the industry in which we compete; the rapidly changing retail environment; our reliance on a relatively small number of customers for a significant portion of our sales; any inadequacy, interruption, integration failure or security failure with respect to our information technology; the impact of significant fluctuations and volatility in various input costs, such as cotton and oil-related materials, utilities, freight and wages; our ability to attract and retain a senior management team with the core competencies needed to support growth in global markets; our ability to properly manage strategic projects, such as our Full Potential plan, in order to achieve the desired results; significant fluctuations in foreign exchange rates; legal, regulatory, political and economic risks related to our international operations; our ability to effectively manage our complex multinational tax structure; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Any forward- looking statement speaks only as of the date on which such statement is made, and Hanesbrands undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, other than as required by law.

HanesBrands
HanesBrands, based in Winston-Salem, N.C., is a socially responsible leading marketer of everyday basic innerwear and activewear apparel in the Americas, Europe, Australia and Asia-Pacific. The company sells its products under some of the world’s strongest apparel brands, including Hanes, Champion, Bonds, DIM, Bali, Maidenform, Playtex, Bras N Things, Nur Die/Nur Der, JMS/Just My Size, Wonderbra, Lovable, Alternative, Berlei, L’eggs, and Gear for Sports. The company sells T-shirts, bras, panties, shapewear, underwear, socks, hosiery, and activewear produced in the company’s low- cost global supply chain. A Fortune 500 company and member of the S&P 500 stock index (NYSE: HBI), Hanes has approximately 61,000 employees in more than 40 countries. For more information, visit the company’s corporate website at www.Hanes.com/corporate and newsroom at https://newsroom.hanesbrands.com/. Connect with the company via social media: Twitter (@hanesbrands), Facebook (www.facebook.com/hanesbrandsinc), Instagram (@hanesbrands), and LinkedIn (@Hanesbrandsinc).

TABLE 1
HANESBRANDS INC.
Condensed Consolidated Statements of Income and Supplemental Financial Information
(in thousands, except per share data)
(Unaudited)

	Quarters Ended			Years Ended
	January 2, 2021	December 28, 2019	% Change	January 2, 2021	December 28, 2019	% Change
Net sales	$1,800,843	$1,751,005	2.8%	$6,664,350	$6,966,923	(4.3)%
Cost of sales	1,676,036	1,044,262		4,816,086	4,247,593
Gross profit	124,807	706,743	(82.3)%	1,848,264	2,719,330	(32.0)%
As a % of net sales	6.9%	40.4%		27.7%	39.0%
Selling, general and administrative expenses	568,543	463,328		1,841,763	1,829,600
As a % of net sales	31.6%	26.5%		27.6%	26.3%
Operating profit (loss)	(443,736)	243,415	NM	6,501	889,730	(99.3)%
As a % of net sales	(24.6)%	13.9%		0.1%	12.8%
Other expenses	6,283	7,658		23,132	31,424
Interest expense, net	44,115	40,907		166,491	178,579
Income (loss) before income tax expense	(494,134)	194,850		(183,122)	679,727
Income tax expense (benefit)	(161,970)	9,864		(107,543)	79,007
Net income (loss)	$(332,164)	$184,986	NM	$(75,579)	$600,720	NM

Earnings (loss) per share:
Basic	$(0.95)	$0.51		$(0.21)	$1.65
Diluted	$(0.95)	$0.51		$(0.21)	$1.64

Weighted average shares outstanding:
Basic	350,807	364,885		352,766	364,709
Diluted	350,807	365,644		352,766	365,519

The following tables present a reconciliation of reported results on a constant currency basis for the quarter and year ended January 2, 2021 and a comparison to prior year:

	Quarter Ended January 2, 2021
	As Reported	Impact from Foreign Currency[1]	Constant Currency	Quarter Ended December 28, 2019	% Change, As Reported	% Change, Constant Currency
As reported under GAAP:
Net sales	$1,800,843	$31,924	$1,768,919	$1,751,005	2.8%	1.0%
Gross profit	124,807	16,965	107,842	706,743	(82.3)	(84.7)
Operating profit (loss)	(443,736)	4,277	(448,013)	243,415	NM	NM
Diluted earnings (loss) per share	$(0.95)	$0.01	$(0.96)	$0.51	NM	NM

As adjusted:[2]
Net sales	$1,800,843	$31,924	$1,768,919	$1,663,070	8.3%	6.4%
Gross profit	737,775	16,965	720,810	694,782	6.2	3.7
Operating profit	216,987	4,277	212,710	241,775	(10.3)	(12.0)
Diluted earnings per share	$0.38	$0.01	$0.37	$0.46	(17.4)%	(19.6)%

	Year Ended January 2, 2021
	As Reported	Impact from Foreign Currency[1]	Constant Currency	Year Ended December 28, 2019	% Change, As Reported	% Change, Constant Currency
As reported under GAAP:
Net sales	$6,664,350	$12,134	$6,652,216	$6,966,923	(4.3)%	(4.5)%
Gross profit	1,848,264	7,799	1,840,465	2,719,330	(32.0)	(32.3)
Operating profit	6,501	5,425	1,076	889,730	(99.3)	(99.9)
Diluted earnings (loss) per share	$(0.21)	$0.01	$(0.22)	$1.64	NM	NM

As adjusted:[2]
Net sales	$6,664,350	$12,134	$6,652,216	$6,547,476	1.8%	1.6%
Gross profit	2,557,215	7,799	2,549,416	2,645,736	(3.3)	(3.6)
Operating profit	812,288	5,425	806,863	858,357	(5.4)	(6.0)
Diluted earnings per share	$1.45	$0.01	$1.44	$1.53	(5.2)%	(5.9)%

1	Effect of the change in foreign currency exchange rates year-over-year. Calculated by applying prior period exchange rates to the current year financial results.
2
Results for the quarters and years ended January 2, 2021 and December 28, 2019 reflect adjustments for restructuring and other action-related charges. Results for the quarter and year ended December 28, 2019 also reflect adjustments for the exited C9 Champion mass program and the DKNY intimate apparel license. See “Reconciliation of Select GAAP Measures to Non-GAAP Measures” in Table 5.

TABLE 2
HANESBRANDS INC.
Supplemental Financial Information
(in thousands)
(Unaudited)

	Quarters Ended			Years Ended
	January 2, 2021	December 28, 2019 Rebased[1]	% Change	January 2, 2021	December 28, 2019 Rebased[1]	% Change
Segment net sales:
Innerwear	$668,193	$558,302	19.7%	$2,978,009	$2,244,478	32.7%
Activewear	403,113	376,363	7.1	1,184,413	1,493,411	(20.7)
International	664,861	650,807	2.2	2,309,754	2,529,375	(8.7)
Other	64,676	77,598	(16.7)	192,174	280,212	(31.4)
Total net sales	$1,800,843	$1,663,070	8.3%	$6,664,350	$6,547,476	1.8%

Segment operating profit:
Innerwear	$160,848	$137,945	16.6%	$718,923	$505,839	42.1%
Activewear	35,718	52,849	(32.4)	67,643	196,612	(65.6)
International	88,147	96,765	(8.9)	315,365	384,784	(18.0)
Other	3,364	8,400	(60.0)	(14,025)	24,829	NM
General corporate expenses/other	(71,090)	(54,184)	31.2	(275,618)	(253,707)	8.6
Total operating profit before restructuring and other action-related charges	216,987	241,775	(10.3)	812,288	858,357	(5.4)
Restructuring and other action-related charges	(660,723)	(19,567)	3,276.7	(805,787)	(63,486)	1,169.2
Total operating profit (loss)	$(443,736)	$222,208	NM	$6,501	$794,871	(99.2)%

1
Results for the quarter and year ended December 28, 2019 reflect adjustments for the exited C9 Champion mass program and the DKNY intimate apparel license. See “Reconciliation of Select GAAP Measures to Non-GAAP Measures” in Table 5.

The following tables present a reconciliation of reported net sales adjusted for personal protective equipment (“PPE”) sales for the quarter and year ended January 2, 2021 and a comparison to prior year.

	Quarter Ended January 2, 2021
	As Reported	% Change[1]	PPE	Adjusted for PPE	% Change[1]
Segment net sales:
Innerwear	$668,193	19.7%	$21,885	$646,308	15.8%
Activewear	403,113	7.1	—	403,113	7.1
International	664,861	2.2	6,121	658,740	1.2
Other	64,676	(16.7)	—	64,676	(16.7)
Total net sales	$1,800,843	8.3%	$28,006	$1,772,837	6.6%

	Year Ended January 2, 2021
	As Reported	% Change[1]	PPE	Adjusted for PPE	% Change[1]
Segment net sales:
Innerwear	$2,978,009	32.7%	$800,919	$2,177,090	(3.0)%
Activewear	1,184,413	(20.7)	—	1,184,413	(20.7)
International	2,309,754	(8.7)	157,936	2,151,818	(14.9)
Other	192,174	(31.4)	—	192,174	(31.4)
Total net sales	$6,664,350	1.8%	$958,855	$5,705,495	(12.9)%

1
The comparison to the quarter and year ended December 28, 2019 reflects adjustments for the exited C9 Champion mass program and the DKNY intimate apparel license. See “Reconciliation of Select GAAP Measures to Non-GAAP Measures” in Table 5.

Excluding the favorable foreign currency impact of $10 million, (i) global Champion sales outside the mass channel increased approximately 11% in the fourth quarter of 2020 and (ii) global Champion sales outside the mass channel and the sports and college licensing business increased approximately 18% in the fourth quarter of 2020, each as compared to the fourth quarter of 2019.

TABLE 3
HANESBRANDS INC.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	January 2, 2021	December 28, 2019
Assets
Cash and cash equivalents	$909,437	$328,876
Trade accounts receivable, net	831,860	815,210
Inventories	1,491,095	1,905,845
Other current assets	175,995	174,634
Total current assets	3,408,387	3,224,565
Property, net	545,771	587,896
Right-of-use assets	467,268	487,787
Trademarks and other identifiable intangibles, net	1,578,017	1,520,800
Goodwill	1,255,630	1,235,711
Deferred tax assets	373,414	203,331
Other noncurrent assets	70,387	93,896
Total assets	$7,698,874	$7,353,986

Liabilities
Accounts payable	$948,511	$959,006
Accrued liabilities	743,295	531,184
Lease liabilities	146,842	166,091
Notes payable	784	4,244
Current portion of long-term debt	263,936	110,914
Total current liabilities	2,103,368	1,771,439
Long-term debt	3,739,434	3,256,870
Lease liabilities - noncurrent	360,352	358,281
Pension and postretirement benefits	428,026	403,458
Other noncurrent liabilities	253,736	327,343
Total liabilities	6,884,916	6,117,391

Stockholders’ equity
Preferred stock	—	—
Common stock	3,488	3,624
Additional paid-in capital	307,883	304,395
Retained earnings	1,069,546	1,546,224
Accumulated other comprehensive loss	(566,959)	(617,648)
Total stockholders’ equity	813,958	1,236,595
Total liabilities and stockholders’ equity	$7,698,874	$7,353,986

TABLE 4
HANESBRANDS INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Quarters Ended		Years Ended
	January 2, 2021	December 28, 2019	January 2, 2021	December 28, 2019
Operating Activities:
Net income (loss)	$(332,164)	$184,986	$(75,579)	$600,720
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation	28,083	24,418	95,759	96,030
Amortization of acquisition intangibles	6,215	6,159	24,718	24,868
Other amortization	3,878	2,548	11,969	10,069
Inventory write-down charges	584,671	—	584,671	—
Impairment of intangible assets and goodwill	25,173	—	45,492	—
Amortization of debt issuance costs	3,262	3,710	11,565	10,731
Stock compensation expense	5,168	483	18,969	9,277
Deferred taxes	(168,068)	45,478	(161,215)	41,817
Other	3,497	3,371	8,501	5,033
Changes in assets and liabilities:
Accounts receivable	168,934	215,505	(6,945)	45,157
Inventories	123,310	203,800	(136,057)	147,330
Other assets	42,215	19,434	(1,144)	(6,597)
Accounts payable	(222,207)	(55,421)	(32,641)	(67,390)
Accrued pension and postretirement benefits	133	4,518	(18,832)	(9,843)
Accrued liabilities and other	(54,853)	(100,257)	79,238	(103,770)
Net cash from operating activities	217,247	558,732	448,469	803,432

Investing Activities:
Capital expenditures	(4,702)	(21,134)	(53,735)	(101,084)
Proceeds from sales of assets	340	1,354	671	4,884
Acquisition of business	—	(3,872)	—	(25,232)
Other	4,364	11,772	11,982	11,772
Net cash from investing activities	2	(11,880)	(41,082)	(109,660)

Financing Activities:
Borrowings on notes payable	68,124	90,405	234,682	341,117
Repayments on notes payable	(72,900)	(90,492)	(239,008)	(342,576)
Borrowings on Accounts Receivable Securitization Facility	—	39,312	227,061	246,417
Repayments on Accounts Receivable Securitization Facility	—	(247,915)	(227,061)	(408,025)
Borrowings on Revolving Loan Facilities	—	614,000	1,638,000	3,198,277
Repayments on Revolving Loan Facilities	—	(614,000)	(1,756,189)	(3,199,592)
Borrowings on Senior Notes	—	—	700,000	—
Repayments on Term Loan Facilities	—	(261,250)	—	(413,498)
Borrowings on International Debt	—	—	31,222	27,680
Repayments on International Debt	—	(6,903)	(36,383)	(48,327)
Share repurchases	—	—	(200,269)	—
Cash dividends paid	(52,253)	(54,269)	(210,385)	(216,958)
Payments of debt issuance costs	(80)	(105)	(15,018)	(1,203)
Other	(4,163)	(7,177)	(4,483)	(7,322)
Net cash from financing activities	(61,272)	(538,394)	142,169	(824,010)
Effect of changes in foreign exchange rates on cash	22,072	3,421	31,124	4,429
Change in cash, cash equivalents and restricted cash	178,049	11,879	580,680	(125,809)
Cash, cash equivalents and restricted cash at beginning of period	732,554	318,044	329,923	455,732
Cash, cash equivalents and restricted cash at end of year	910,603	329,923	910,603	329,923
Less restricted cash at end of year	1,166	1,047	1,166	1,047
Cash and cash equivalents per balance sheet at end of year	$909,437	$328,876	$909,437	$328,876

TABLE 5
HANESBRANDS INC.
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	Quarters Ended		Years Ended
	January 2, 2021	December 28, 2019	January 2, 2021	December 28, 2019
Net sales, as reported under GAAP	$1,800,843	$1,751,005	$6,664,350	$6,966,923
Net sales from exited programs	—	(87,935)	—	(419,447)
Net sales, rebased	$1,800,843	$1,663,070	$6,664,350	$6,547,476

Gross profit, as reported under GAAP	$124,807	$706,743	$1,848,264	$2,719,330
Restructuring and other action-related charges	612,968	18,553	708,951	58,267
Gross profit on exited programs	—	(30,514)	—	(131,861)
Adjusted gross profit, rebased	$737,775	$694,782	$2,557,215	$2,645,736
As a % of net sales, rebased	41.0%	41.8%	38.4%	40.4%

Selling, general and administrative expenses, as reported under GAAP	$568,543	$463,328	$1,841,763	$1,829,600
Restructuring and other action-related charges	(47,755)	(1,014)	(96,836)	(5,219)
Selling, general and administrative expenses related to exited programs	—	(9,307)	—	(37,002)
Adjusted selling, general and administrative expenses, rebased	$520,788	$453,007	$1,744,927	$1,787,379
As a % of net sales, rebased	28.9%	27.2%	26.2%	27.3%

Operating profit (loss), as reported under GAAP	$(443,736)	$243,415	6,501	$889,730
Restructuring and other action-related charges included in gross profit	612,968	18,553	708,951	58,267
Restructuring and other action-related charges included in SG&A	47,755	1,014	96,836	5,219
Gross profit on exited programs	—	(30,514)	—	(131,861)
Selling, general and administrative expenses related to exited programs	—	9,307	—	37,002
Adjusted operating profit, rebased	$216,987	$241,775	$812,288	$858,357
As a % of net sales, rebased	12.0%	14.5%	12.2%	13.1%

Income (loss) before income tax expense, as reported under GAAP	$(494,134)	$194,850	$(183,122)	$679,727
Restructuring and other action-related charges included in gross profit	612,968	18,553	708,951	58,267
Restructuring and other action-related charges included in SG&A	47,755	1,014	96,836	5,219
Gross profit on exited programs	—	(30,514)	—	(131,861)
Selling, general and administrative expenses related to exited programs	—	9,307	—	37,002
Adjusted income before income tax expense, rebased	$166,589	$193,210	$622,665	$648,354

Income tax expense (benefit), as reported under GAAP	$(161,970)	$9,864	$(107,543)	$79,007
Discrete tax benefits	66,515	—	69,628	—
Tax effect on actions	127,111	15,068	149,384	10,873
Adjusted income tax expense, rebased	$31,656	$24,932	$111,469	$89,880

Net income (loss), as reported under GAAP	$(332,164)	$184,986	$(75,579)	$600,720
Restructuring and other action-related charges included in gross profit	612,968	18,553	708,951	58,267
Restructuring and other action-related charges included in SG&A	47,755	1,014	96,836	5,219
Gross profit on exited programs	—	(30,514)	—	(131,861)
Selling, general and administrative expenses related to exited programs	—	9,307	—	37,002
Discrete tax benefits	(66,515)	—	(69,628)	—
Tax effect on actions	(127,111)	(15,068)	(149,384)	(10,873)
Adjusted net income, rebased	$134,933	$168,278	$511,196	$558,474

Diluted earnings (loss) per share, as reported under GAAP[1]	$(0.95)	$0.51	$(0.21)	$1.64
Restructuring and other action-related charges	1.33	0.01	1.66	0.11
Exited programs	—	(0.05)	—	(0.23)
Adjusted diluted earnings per share, rebased	$0.38	$0.46	$1.45	$1.53

1	Amounts may not be additive due to rounding.

	Quarter Ended December 28, 2019
	As Reported	Less: Exited Programs	Adjusted for Exited Programs	Less: Restructuring and other action-related charges	Rebased
Segment net sales:
Innerwear	$569,630	$11,328	$558,302	$—	$558,302
Activewear	452,970	76,607	376,363	—	376,363
International	650,807	—	650,807	—	650,807
Other	77,598	—	77,598	—	77,598
Total net sales	$1,751,005	$87,935	$1,663,070	$—	$1,663,070

Segment operating profit:
Innerwear	$140,368	$2,423	$137,945	$—	$137,945
Activewear	71,633	18,784	52,849	—	52,849
International	96,765	—	96,765	—	96,765
Other	8,400	—	8,400	—	8,400
General corporate expenses/other	(54,184)	—	(54,184)	—	(54,184)
Restructuring and other action-related charges	(19,567)	—	(19,567)	(19,567)	—
Total operating profit	$243,415	$21,207	$222,208	$(19,567)	$241,775

	Year Ended December 28, 2019
	As Reported	Less: Exited Programs	Adjusted for Exited Programs	Less: Restructuring and other action-related charges	Rebased
Segment net sales:
Innerwear	$2,302,632	$58,154	$2,244,478	$—	$2,244,478
Activewear	1,854,704	361,293	1,493,411	—	1,493,411
International	2,529,375	—	2,529,375	—	2,529,375
Other	280,212	—	280,212	—	280,212
Total net sales	$6,966,923	$419,447	$6,547,476	$—	$6,547,476

Segment operating profit:
Innerwear	$515,991	$10,152	$505,839	$—	$505,839
Activewear	281,319	84,707	196,612	—	196,612
International	384,784	—	384,784	—	384,784
Other	24,829	—	24,829	—	24,829
General corporate expenses/other	(253,707)	—	(253,707)	—	(253,707)
Restructuring and other action-related charges	(63,486)	—	(63,486)	(63,486)	—
Total operating profit	$889,730	$94,859	$794,871	$(63,486)	$858,357

	Quarters Ended		Years Ended
	January 2, 2021	December 28, 2019	January 2, 2021	December 28, 2019
Restructuring and other action-related charges by category:
Supply chain actions	2,201	13,937	23,538	53,651
Program exit costs	—	4,616	9,856	4,616
Other restructuring costs	5,420	1,014	18,219	5,219
COVID-19 related charges:
Supply chain re-startup	—	—	48,893	—
Bad debt	—	—	11,375	—
Inventory	—	—	20,485	—
Intangible assets and goodwill	25,173	—	45,492	—
Full Potential plan:
Inventory SKU rationalization	210,904	—	210,904	—
PPE inventory write-off	373,767	—	373,767	—
PPE vendor commitments	26,400	—	26,400	—
Write-off of acquisition tax asset	16,858	—	16,858	—
Discrete tax benefits	(66,515)	—	(69,628)	—
Tax effect on actions	(127,111)	(16,309)	(149,384)	(22,502)
Total restructuring and other action-related charges	$467,097	$3,258	$586,775	$40,984

	Last Twelve Months
	January 2, 2021	December 28, 2019
EBITDA[1]:
Net income (loss)	$(75,579)	$600,720
Interest expense, net	166,491	178,579
Income tax expense	(107,543)	79,007
Depreciation and amortization	132,446	130,967
Total EBITDA	115,815	989,273
Total restructuring and other action-related charges (excluding tax effect on actions)	805,787	63,486
Stock compensation expense	18,969	9,277
Total EBITDA, as adjusted	$940,571	$1,062,036

Net debt:
Debt (current and long-term debt)	$4,003,370	$3,367,784
Notes payable	784	4,244
(Less) Cash and cash equivalents	(909,437)	(328,876)
Net debt	$3,094,717	$3,043,152

Net debt/EBITDA, as adjusted	3.3	2.9

1	Earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP financial measure.

	Quarters Ended		Years Ended
	January 2, 2021	December 28, 2019	January 2, 2021	December 28, 2019
Free cash flow:
Net cash from operating activities	$217,247	$558,732	$448,469	$803,432
Capital expenditures	(4,702)	(21,134)	(53,735)	(101,084)
Free cash flow	$212,545	$537,598	$394,734	$702,348

TABLE 6

HANESBRANDS INC.
Supplemental Financial Information
Reconciliation of Select GAAP Outlook to Adjusted Outlook
(in thousands, except per share data)
(Unaudited)

Quarter Ended
April 3, 2021
Operating profit outlook, as calculated under GAAP	$140,000 to $150,000
Full Potential plan-related charges	$10,000
Operating profit outlook, as adjusted	$150,000 to $160,000

Diluted earnings per share, as calculated under GAAP[1]	$0.24 to $0.27
Full Potential plan-related charges	$0.00
Diluted earnings per share, as adjusted	$0.24 to $0.27

1	The company expects approximately 353 million diluted weighted average shares outstanding for the quarter ended April 3, 2021.